                                                                    EXHIBIT 2.6



                               FIRST AMENDMENT TO
                    ACQUISITION AGREEMENT AND PLAN OF MERGER

         This First Amendment to Acquisition Agreement and Plan of Merger is entered into effective as of April 22, 1997 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), Healthcare Recovery Acquisition Corporation, a Delaware corporation ("Acquisition Co.") (QuadraMed and Acquisition Co. are collectively referred to herein as the "QuadraMed Entities"), on the one hand, and Healthcare Recovery Incorporated, a New Jersey corporation doing business as "Synergy HMC" (the "Company"), Eugene M. Arnone ("Arnone"), Charles Hehn ("Hehn") and Deborah Marsh ("Marsh"), who constitute all of the shareholders of the Company (individually, a "Shareholder" and collectively, the "Shareholders").

         WHEREAS, the parties hereto have previously entered into that certain Acquisition Agreement and Plan of Merger effective as of March 1, 1997 (the "Original Agreement"), pursuant to which (i) the Company shall be merged with and into Acquisition Co. (the "Merger") and (ii) by virtue of the Merger, the Shareholders shall be entitled to receive an aggregate sum of $1,415,883.71 in cash and an aggregate total of 181,855 shares of the Common Stock of QuadraMed with an aggregate Fair Market Value of $2,000,405 (the "Shares") as consideration for the Merger and in exchange for cancellation of each share of issued and outstanding Company Common Stock held by the Shareholders.

         WHEREAS, the parties hereto desire to amend the Original Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

         1. All references to the "Company" in the Original Agreement shall refer to Healthcare Recovery Incorporated, a New Jersey corporation.

         2. Section 1.4 of the Original Agreement is hereby amended in its entirety to read as follows:

         "'Certificates of Merger' shall mean (i) the document to be filed with the Delaware Secretary of State, substantially in the form attached hereto as Exhibit "A" and incorporated herein by this reference, and (ii) the document to be filed with the New Jersey Secretary of State, substantially in the form attached hereto as Exhibit "A-1" and incorporated herein by this reference."

         3. Section 1.6 of the Original Agreement is hereby amended in its entirety to read as follows:

         "'Closing Consideration' shall mean an aggregate of $3,416,288.71 in value, payable
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as follows: (i) $1,415,883.71 shall be paid in cash at the Closing; and (ii)
181,855 shares of QuadraMed Common Stock with an aggregate Fair Market Value of $2,000,405 shall be delivered to the Shareholders as of the Closing."

         4. Section 1.12 of the Original Agreement is hereby amended in its entirety to read as follows:

         "'Effective Date' shall mean the date and time the Certificates of Merger are filed with the Delaware Secretary of State and the New Jersey Secretary of State, respectively."

         5. Section 1.17 of the Original Agreement is hereby amended in its entirety to read as follows:

         "'New Jersey Act' shall mean the New Jersey Business Corporation Act."

         6. Section 1.20 of the Original Agreement is hereby amended in its entirety to read as follows:

         "'QuadraMed SEC Filings' shall mean any and all documents, reports and other filings made by QuadraMed with the SEC, including, without limitation, the Form 10-K-SB filed with the SEC on March 28, 1997, as amended by Form 10-KSB/A filed with the SEC on April 18, 1997.

         7. A new Section 1.25 is hereby added in its entirety to read as follows:

         "'Company Line of Credit' shall mean any and all indebtedness of the Company to CoreStates Bank, N.A. ("CoreStates") under that certain $1,300,000 Master Demand Note (the "Line of Credit Note") dated effective as of January 31, 1997 by the Company in favor of CoreStates, and all documents entered into in connection therewith."

         8. A new Section 1.26 is hereby added in its entirety to read as follows:

         "'CoreStates Notes' shall mean (i) that certain $100,000 Commercial Promissory Note dated January 14, 1994 by the Company in favor of CoreStates, as amended by that certain Allonge to Promissory Note dated effective as of January 31, 1997, and (ii) that certain $100,000 Commercial Promissory Note dated July 22, 1994 by the Company in favor of CoreStates, as amended by that certain Allonge to Promissory Note dated effective as of January 31, 1997."

         9. A new Section 1.27 is hereby added in its entirety to read as follows:

         "'Covenant Notes' shall mean (i) that certain $22,500 Promissory Note by the Company in favor of Covenant Bank for Savings ("Covenant") (formerly Loan Number



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3440168, now Loan Number 11680), and all documents entered into in connection therewith, and (ii) that certain $39,000 Promissory Note dated June 3, 1994 by the Company in favor of Covenant (formerly Loan Number 3440129, now Loan Number 4012901), and all documents entered into in connection therewith."

         10. Section 2.1 of the Original Agreement is hereby amended in its entirety to read as follows:

         "The Merger. Subject to the terms and conditions hereof, the Merger shall be consummated in accordance with the DGCL and the New Jersey Act as promptly as practicable following the satisfaction or waiver of the conditions set forth in Articles V and VI. On the Effective Date, subject to the terms and conditions of this Agreement and in accordance with the laws of the State of Delaware and the laws of the State of New Jersey, the Company shall be merged with and into Acquisition Co., which shall be the Surviving Corporation."

         11. Section 2.2 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Execution of Certificates of Merger. Prior to the Closing, Acquisition Co. and the Company (as applicable) shall complete and execute the Certificates of Merger and cause the Certificates of Merger to be delivered to the Delaware Secretary of State and the New Jersey Secretary of State, respectively, for filing as part of the Closing as provided in Section 251 of the DGCL and Section 14A:10-4.1 of the New Jersey Act. The parties hereto will also execute and deliver such other documents or certificates as may be required to effect the Merger."

         12. Section 2.3 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Effect of the Merger.  The Merger shall have the effects set forth in
Section 259 of the DGCL and Section 14A:10-7 of the New Jersey Act."

         13. Section 2.7 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 8.1, the Closing of the transactions contemplated by this Agreement shall take place by facsimile on April 21, 1997 (with original ink signature pages to follow by overnight courier), or as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V and VI (the "Closing Date")."

         14. Section 3.4 of the Original Agreement is hereby amended in its entirety to read





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as follows:

         "Repayment of Company Debt.

                 (a) Concurrently with the Closing, QuadraMed shall repay (via wire transfer pursuant to written instructions provided to QuadraMed by the Company): (i) $1,217,270.18 owed to CoreStates with respect to the Company Line of Credit; and (ii) all indebtedness of the Company under the CoreStates Notes. Prior to the Closing, the Company shall cause CoreStates to execute a pay-off letter in form and substance reasonably acceptable to counsel for the QuadraMed Entities stating that immediately following repayment of the indebtedness referenced in (i) and (ii) above, CoreStates will deliver to the Company (a) the original Line of Credit Note and the original CoreStates Notes marked "cancelled," (b) the releases and terminations of any and all security interests and liens on the Company's assets issued in connection with such indebtedness and (c) such other documentation reasonably requested by counsel for the QuadraMed Entities as necessary to evidence full repayment of such indebtedness and release of all legal rights and remedies in connection therewith by CoreStates.

                 (b) Concurrently with the Closing, QuadraMed shall repay (via wire transfer pursuant to written instructions provided to QuadraMed by the Company) all indebtedness of the Company under the Covenant Notes. Prior to the Closing, the Company shall cause Covenant to execute a pay-off letter in form and substance reasonably acceptable to counsel for the QuadraMed Entities stating that immediately following repayment of the indebtedness referenced above, Covenant will deliver to the Company (i) the original Covenant Notes marked "cancelled," (ii) the releases and terminations of any and all security interests and liens on the Company's assets issued in connection with such indebtedness and (iii) such other documentation reasonably requested by counsel for the QuadraMed Entities as necessary to evidence full repayment of such indebtedness and release of all legal rights and remedies in connection therewith by Covenant.

                 (c) Concurrently with the Closing, QuadraMed shall repay (via wire transfer pursuant to written instructions provided to QuadraMed by the Company) $386,446.11 owed to Arnone, and Arnone shall execute and deliver to QuadraMed a release in form and substance reasonably acceptable to counsel for the QuadraMed Entities."

         15. Section 4.1.3 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company is not qualified to do business as a foreign corporation in any jurisdiction, and such failure to be so qualified does not have a material adverse effect on its business or operations."





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         16.     Section 4.1.5 of the Original Agreement is hereby amended in its entirety to read as follows:

         "No Interest in Other Entities. The Company owns no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity."

         17. Section 4.1.6 is hereby amended by adding the phrase "except as described on Schedule 4.1.6," to the beginning of subsection (iv).

         18. Section 4.1.8 is hereby amended by adding the phrase "except for the write-off (with the consent of the QuadraMed Entities) of certain overdue and disputed accounts in connection with the preparation of the Interim Balance Sheet," after the word "indicated" at the end of subsection (i).

         19. Section 4.1.9 is hereby amended by adding the phrase "and except as described on Schedule 4.1.9" in the third sentence thereof after the words "due inquiry."

         20. Section 4.1.10 is hereby amended by adding the phrase "Except as described on Schedule 4.1.9 and in the ordinary course of business," to the beginning of the section.

         21. Section 4.1.12 is hereby amended by adding the phrase "Except as described on Schedule 4.1.12," to the beginning of (i) the fourth sentence in subsection (a), (ii) the seventh sentence in subsection (a) and (iii) the fourth sentence in subsection (b).

         22. Section 4.1.14 is hereby amended by adding the phrase "Except as described on Schedule 4.1.14," to the beginning of subsections (a) and (j).

         23. Section 4.1.18 is hereby amended by adding the phrase "Except as described on Schedule 4.1.18," to the beginning of the section.

         24. Section 4.1.19 is hereby amended by adding the phrase "Except as described on Schedule 4.1.19," to the beginning of the section.

         25.     Section 4.1.26 is hereby amended by adding the phrase "or
Schedule 4.1.26" after the phrase "Except as noted on Schedule 4.1.25," at the beginning of subsection (d).

         26. Section 4.1.27 is hereby amended by deleting the phrase "Except as set forth on Schedule 4.1.27" at the beginning of subsections (a),
(b) and (c).

         27. Section 4.1.29 is hereby amended by deleting the phrase "therefor listed on Schedule 4.1.29" from the first sentence.





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         28.     The following sentence shall be added to the end of Section
4.1.36:

         "The Company and the Shareholders have contacted the investment banking division of CoreStates and, after due inquiry, have confirmed that no broker's or finder's fees are due to CoreStates in connection with the transactions contemplated by this Agreement."

         29. The reference in the seventh line of Section 4.2.4 to "March 28, 1997" shall be changed to read "April 18, 1997."

         30. Section 5.1.12 is hereby amended by adding the phrase "provided that the termination costs described in subsection (b) of Schedule
4.1.24 shall be paid out of the Company's assets on or prior to the Closing and the assets of Acquisition Co. following the Closing" to the end of the third sentence.

         31. The last sentence of Section 5.2.4 shall be deleted and replaced with the following:

         "Notwithstanding the foregoing, each of the Shareholders hereby acknowledges receipt of QuadraMed's 10-K-SB which was filed with the SEC on March 28, 1997, as amended by Form 10-KSB/A filed with the SEC on April 18, 1997."

         32. A new Section 5.2.6 is hereby added in its entirety to read as follows:

         "Transfer of Life Insurance Policies. Acquisition Co. covenants and agrees that following the Closing, after written request by Arnone, it will assign to Arnone life insurance policy nos. 72875197, 65059750, 65213067 and 65295792 contained in "Section 1 - Buy/Sell Insurance (100% Value)" of the list of Company insurance policies attached to Schedule 4.1.20. The Company and Arnone covenant and agree that the above-referenced policies have no "cash value," and Arnone agrees to assume any and all obligations under such policies from and after the Closing, including, without limitation, payment of all premiums thereunder."

         33. Section 6.1.6 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Delivery of Company Shares. The Shareholders shall have delivered to the QuadraMed Entities certificates representing all shares of Company Common Stock prior to the Closing, duly endorsed and notarized (or accompanied by duly executed and notarized stock powers)."

         34. Section 6.1.10 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Leases. The Company shall obtain landlord estoppel certificates (in a form and





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substance reasonably satisfactory to the QuadraMed Entities and their counsel)
with respect to each real property lease to be assigned to the Surviving Corporation effective as of the Closing."

         35. The last sentence of Section 6.1.13 is hereby deleted in its entirety.

         36. Section 6.1.15 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Employee Benefit Plans. The Company and the Shareholders shall have delivered to the QuadraMed Entities evidence reasonably satisfactory to counsel for the QuadraMed Entities that all of the Company's and the Surviving Corporation's funding obligations with respect to any Employee Benefit Plan (as defined in Section 4.1.24 above) have been met and paid in full effective as of the Closing, and evidence that the Company has commenced reasonable actions to terminate each Employee Benefit Plan of the Company on or before the ninetieth
(90th) day following the Closing."

         37. Section 6.1.17 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Cancellation Loan Documentation. On or prior to the Closing, (i) each of CoreStates and Covenant in their capacities as lenders to the Company shall have provided to the QuadraMed Entities the pay-off letter referred to in Sections 3.4(a) and (b) above, and (ii) Arnone in his capacity as a lender to the Company shall have delivered to the QuadraMed Entities the release referred to in Section 3.4(c) above."

         38. A new Section 6.1.20 is hereby added in its entirety to read as follows:

         "Collection Agency Bond. The Company shall have received from the New Jersey Secretary of State a certificate confirming transfer to the Surviving Corporation of the collection agency bond of the Company issued by Western Surety Company and filed with the New Jersey Secretary of State on February 5, 1997 (Registration Number 1655)."

         39. Section 7.1.1(a) of the Original Agreement is hereby amended in its entirety to read as follows:

         "Any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified QuadraMed Party that relate to the Company or the Shareholders or the Business in which the principal event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of the Company, any Shareholder or any director, officer, employee, agent, representative, subcontractor or affiliate of the Company or any Shareholder, including, without limitation, the litigation matters described on Schedule 4.1.19 hereto; or





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         40.     Section 7.1.1(c) of the Original Agreement is hereby amended in its entirety to read as follows:

         "Any and all liabilities and obligations of the Company or any Shareholder of any nature whatsoever arising out of or relating to the indebtedness of the Company to CoreStates, Covenant, Arnone or Kaden (including, without limitation, the purchase by Arnone of Kaden's shares of the Company (and all transactions related thereto) as set forth in that certain Stock Purchase Agreement dated as of December 31, 1993, that certain Indemnification Agreement dated as of December 31, 1993 by and between the Company and Kaden and all other documents executed in connection therewith), except for the payment of the amounts specified in Section 3.4; or"

         41. A new Section 7.1.1(h) is hereby added in its entirety to read as follows:

         "Any and all liabilities and obligations of the Company or any Shareholder of any nature whatsoever (including, without limitation, liabilities and obligations for Taxes) arising out of or relating to any merger, consolidation, recapitalization, spin-off, reorganization or similar corporate transaction with, into or involving any other entity (including, without limitation, its affiliate Kaden Arnone, Inc.), including, without limitation, the merger of CMS Receivables Management, Inc. and Medical Claims Processing, Inc. with and into the Company effective as of January 30, 1997."

         42.     The following sentence shall be added to the end of Section
8.2.1:

         "In this regard, the Company and the Shareholders represent and warrant to the QuadraMed Entities that they have contacted the investment banking division of CoreStates and, after due inquiry, have confirmed that no broker's or finder's fees are due to CoreStates in connection with the transactions contemplated by this Agreement."

         43. All capitalized terms used in this Amendment and not otherwise defined shall have the meaning assigned such term in the Original Agreement. Except as expressly amended hereby, all other terms and conditions of the Original Agreement shall remain in full force and effect.

         44. This Amendment may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink- signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.





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         IN WITNESS WHEREOF, the parties have duly executed this First
Amendment to Acquisition Agreement and Plan of Merger as of the date first written above.


QUADRAMED                        QUADRAMED CORPORATION


                                 By:  /s/ JAMES D. DURHAM
                                    -----------------------------------------
                                         James D. Durham
                                         Chief Executive Officer

ACQUISITION CO.                  HEALTHCARE RECOVERY ACQUISITION CORPORATION


                                 By:  /s/ JAMES D. DURHAM
                                    -----------------------------------------
                                         James D. Durham
                                         Chief Executive Officer

COMPANY                          HEALTHCARE RECOVERY INCORPORATED


                                 By:   /s/ EUGENE M. ARNONE
                                    -----------------------------------------
                                         Eugene M. Arnone
                                         President

SHAREHOLDERS

                                  /s/ EUGENE M. ARNONE
                                 --------------------------------------------
                                 Eugene M. Arnone


                                 /s/ CHARLES HEHN
                                 --------------------------------------------
                                 Charles Hehn


                                  /s/ DEBORAH MARSH
                                 --------------------------------------------
                                 Deborah Marsh


 [SIGNATURE PAGE TO FIRST AMENDMENT TO ACQUISITION AGREEMENT AND PLAN OF MERGER]





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                                 EXHIBIT "A-1"

                        NEW JERSEY CERTIFICATE OF MERGER